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                       Confidential Treatment Requested            Exhibit 10.36


                                November 3, 2000

VIA FACSIMILE
-------------

Michael T. Masin
Vice Chairman & President
GTE Corporation
1095 Avenue of the Americas
New York, NY  10036


     RE: Agreement between Genuity Solutions Inc. and GTE Corporation regarding TELUS Corporation


Dear Mr. Masin:

     As you know, GTE Corporation ("GTE") entered into a Heads of Agreement (Brand, Technology and Co-Marketing) with TELUS Corporation (which, together with its affiliates, successors and permitted assignees is referred to herein as "TELUS") dated October 1998 ("GTE/TELUS Agreement", which term shall include the Software and Related Technology and Services Agreement between GTE and TELUS). Under this agreement, GTE licensed certain trademarks and technology to TELUS for use in Canada, including the trademarks, software and know-how of its then wholly-owned subsidiary Genuity Inc. (f/k/a GTE Internetworking Incorporated).

     In connection with the separation of Genuity Inc. (and its subsidiaries) from GTE as a result of the merger of GTE and Bell Atlantic Corporation, Genuity Solutions Inc. ("Genuity"), a wholly-owned subsidiary of Genuity Inc., entered into a Brand, Technology and Co-Marketing Agreement with TELUS dated as of June 30, 2000 (which, as in effect as of the date hereof, is referred to as the "Genuity/TELUS Agreement"). Under this agreement, Genuity licensed its trademarks, software and know-how acquired or developed after June 30, 2000 to TELUS for exclusive use in Canada, and entered into certain preferred supplier and non-competition arrangements. In exchange, TELUS agreed to pay certain amounts to GTE for the benefit of Genuity.

     The purpose of this letter agreement is to memorialize the terms upon which GTE will pay to Genuity a portion of the total fee that GTE receives from TELUS as well as the terms upon which Genuity may act as a preferred supplier to TELUS in the United States, all as more specifically described below:

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   1.  Payment.  In consideration for Genuity having entered into the
       -------
       Genuity/TELUS Agreement, including the foregone business opportunities in Canada as well as the license granted by Genuity to TELUS for Genuity's trademarks, software and know-how acquired or developed after June 30, 2000, GTE shall, during the term of this agreement as defined in Section 3 below, pay to Genuity a portion of the fees that GTE receives from TELUS under the GTE/TELUS Agreement as follows:

               Year      Payment Amount
               ----      --------------
               2000      US$[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO
                         AN APPLICATION FOR CONFIDENTIAL TREATMENT]
               2001      US$[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO
                         AN APPLICATION FOR CONFIDENTIAL TREATMENT]
               2002      US$[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO
                         AN APPLICATION FOR CONFIDENTIAL TREATMENT]
               2003      US$[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO
                         AN APPLICATION FOR CONFIDENTIAL TREATMENT]
               2004      US$[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO
                         AN APPLICATION FOR CONFIDENTIAL TREATMENT]


       The parties acknowledge and agree that the preceding amounts are fixed and constitute the net amount due Genuity after any applicable withholding or similar taxes. The preceding amounts shall not be subject to further deduction, withholding or pro-ration (unless this letter agreement is terminated prior to the end of a calendar year). The parties further acknowledge and agree that GTE's payment of these fixed annual amounts to Genuity shall not be credited towards the minimum purchase commitments contained in the Purchase, Resale and Marketing Agreement between Genuity and Telesector Resources Group, Inc. dated
       June 27, 2000.

       GTE shall pay Genuity the fixed annual amounts in arrears in equal quarterly installments on or before the end of each calendar quarter. For calendar year 2000, GTE shall pay Genuity the full US$[*MATERIAL OMITTED AND SEPARATELY FILED PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT] annual amount immediately upon the execution of this letter agreement by the parties.

       Prior to the termination of this letter agreement, GTE shall not withhold payment of the preceding amounts to Genuity under any circumstances, unless TELUS shall have

                                      -2-
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       withheld payment to GTE of a portion of the fees payable to GTE, and attributable to Genuity, based on Genuity's default under the Genuity/TELUS Agreement. In the event that TELUS withholds payment to GTE of a portion of the fees payable to GTE based on Genuity's default, then GTE may withhold from its payment to Genuity only an amount equal to the amount withheld by TELUS from GTE based on Genuity's default.

       Commencing on July 1, 2004, the parties shall negotiate in good faith and exercise their best efforts to agree on a schedule of fixed annual amounts that Genuity will receive from GTE during the period from January 1, 2005 until the termination of this letter agreement. If the parties are unable to agree on a payment schedule by June 30, 2005, GTE shall have no further obligations to Genuity under this letter agreement.

   2.  Preferred Supplier.  Pursuant to the GTE/TELUS Agreement, GTE is TELUS'
       ------------------
       preferred supplier of Telecommunications Services, including IP Services, in the United States. The parties acknowledge that GTE has granted a waiver limited as to scope and duration to permit Genuity to be, until the earlier of the end of the term of this agreement or June 30, 2005, TELUS' preferred supplier of IP Services in the United States. "IP Services" shall have the meaning set forth in Exhibit A of this letter agreement.

       In furtherance of the foregoing, the parties agree to develop and implement, in consultation with TELUS, an operational model for coordinating GTE's and Genuity's preferred supplier rights in a manner that is consistent with the parties' agreements and protects the rights and business interests of all three parties. In this regard, GTE and Genuity agree to appoint, prior to December 31, 2000, appropriate personnel and to use commercially reasonable efforts to develop and implement an operational model for coordinating the parties' preferred supplier relationships with TELUS. The parties agree that the development and implementation of this operational model shall be consistent with the preferred supplier principles set forth in this
       Section 2 and shall not modify or amend these principles in any manner.

   3.  Term.  The rights and obligations of the parties under this letter
       ----
       agreement shall commence as of the Effective Date and shall terminate on the earliest of:

       . the date that GTE (or any of its affiliated companies or successors) sells or transfers all or a majority of its interest in Genuity Inc. to a third party; or
       . the date of termination of the GTE/TELUS Agreement; or . the date of termination of the Genuity/TELUS Agreement; or . June 30, 2005 (unless the Federal Communications Commission grants GTE
          (or any of its affiliated companies, including Verizon Communications Inc.) an extension of time to satisfy the conditions for acquiring control of Genuity Inc., in which case the end date of the extension period will be referenced in lieu of June 30, 2005).

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       If GTE (or any of its affiliated companies) sells or transfers all or a majority of its interest in Genuity Inc. to a third party, and, as a consequence, the Genuity/TELUS agreement is terminated, then GTE's obligations under Section 2 shall continue for a period of six (6) months from the date of termination of the Genuity/TELUS Agreement or until June 30, 2005, whichever shall occur first.

    4. General. The parties agree that upon execution of a Verizon/TELUS
       -------
       Branding and Technology Agreement, they will use their best efforts to amend this letter agreement solely for the purpose of replacing GTE with Verizon as the contracting party. This letter agreement is the complete and final agreement between GTE and Genuity on the subject matter hereof and supersedes any and all prior communications or agreements, whether written or oral, with respect to such subject matter. This letter agreement may not be modified or amended, nor any right granted hereunder waived, unless both parties execute a written amendment to this letter agreement or the party waiving its rights has agreed to do so in writing. This letter agreement shall be binding upon and inure to the benefit of the duly authorized representatives, successors and permitted assigns of the parties. This letter agreement shall be governed by, and construed in accordance, with the laws of the State of New York.

   5.  Effective Date.  The parties agree that the Effective Date of this letter
       --------------
       agreement is September 30, 2000.

   6.  Compliance with FCC Order.  The parties agree that this letter agreement
       -------------------------
       shall be interpreted and implemented in a manner that is consistent with the terms and conditions set forth in the memorandum opinion and order adopted by the Federal Communications Commission on June 16, 2000 approving the merger of GTE and Bell Atlantic Corporation ("FCC Order").

                                      -4-
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     If the foregoing provisions are consistent with your understanding of the subject matter of this letter, please indicate GTE's agreement to these terms by signing below and returning a copy of this letter to us via facsimile at +781-262-3408.


                                       Sincerely,

                                       GENUITY SOLUTIONS INC.


                                       By:  /s/ Ira H. Parker
                                            -------------------------------
                                            Name:  Ira H. Parker
                                            Title: Senior Vice President &
                                                   General Counsel



Accepted and agreed by Genuity Inc. as guarantor of the obligations of Genuity Solutions Inc.:

GENUITY INC.


By:  /s/ Ira H. Parker
     ----------------------------------------------
     Name:  Ira H. Parker
     Title: Senior Vice President & General Counsel
     Date:  November 3, 2000



Accepted and agreed:

GTE CORPORATION


By:  /s/ GTE Corporation
     ---------------------------------
     Name:
     Title:
     Date:


By:
     ---------------------------------
     Name:
     Title:
     Date:

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                                   Exhibit A
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"IP Services" shall mean Telecommunications Services that utilize the IP
(Internet Protocol) protocol as defined by the Internet Engineering Task Force
(IETF) and the International Organization for Standardization (ISO).

     Examples of IP Services:

       -  Managed IP backbone access  (e.g. Internet Advantage)
       -  Managed Internet Access for ISPs  (e.g. ISP Direct, IISP)
       -  IP access through dial in (Dialinx)
       -  IP access through xDSL
       -  Managed Virtual Private Networks for IP (e.g. VPN Advantage)
       -  IP managed security services (e.g. Site Patrol)
       -  IP infrastructure, ISP and ASP consulting services
       -  Web and eCommerce hosting services
       -  Voice over IP
       -  IP internet solutions associated with wireless technologies
       -  Direct IP circuits from Telus to the Genuity backbone network



"Telecommunications Services" shall mean voice, data, Internet services, wireless (mobile and fixed), broadcasting, video, cable, services which are value-added and provided in relation to any of the foregoing, services introduced after the date hereof which evolve to provide, replace or substitute for the foregoing services, any combination of the foregoing and services incidental to the foregoing. Telecommunications Services shall not include the provision of content for broadcasting, video, cable or Internet services, or the sale, publication or provision of directories in any form.

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